EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

GLIDELOGIC CORP.

(the “Company”)

WHEREAS:

I.	Daniella Strygina has consented to step down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.

J.	Aizhan Salmorbek Kyzy has consented to step down as a Member of the Board of Directors of the Company

K.	Dapeng Ma has consented to act as the new President and Chairman of the Board of Directors of the Company.

L.	Yitian Xue has consented to act as the new Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer of the Company.

BE IT RESOLVED THAT:

M.	Daniella Strygina stepped down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.

N.	Aizhan Salmorbek Kyzy stepped down as a Member of the Board of Directors of the Company

O.	Dapeng Ma shall act as the new President and Chairman of the Board of Directors of the Company.

P.	Yitian Xue shall act as the new Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer of the Company.

Effective date: May 23, 2023

/s/ Daniella Strygina
Daniella Strygina

/s/ Aizhan Salmorbek Kyzy
Aizhan Salmorbek Kyzy

/s/ Dapeng Ma
Dapeng Ma

/s/ Yitian Xue
Yitian Xue